Exhibit 10.1

BTC Trading Contract

Date: 25nd September, 2023

Party A (Buyer): WeTrade Group Inc.

地址:

Address: 109 E 17th Street, Cheyenne WY 82001-4543.

Party B (Seller):

Address:

Whereas:

1. Party A has the legal right to purchase virtual currency and possesses the necessary financial capacity.

2. Party B legally owns the virtual currency and is willing to sell it to a qualified buyer.

3. Both parties have reached a mutual agreement through friendly negotiations regarding the purchase and sale of the virtual currency.

Based on the aforementioned premises, both parties, guided by principles of equality, voluntary consent, and good faith, have reached the following agreement:

Article 1: Virtual Currency Transaction

1.1 Party B agrees to sell its owned virtual currency to Party A, and Party A agrees to purchase the Bitcoin ("BTC") sold by Party B.

1.2 Type and Quantity of Virtual Currency:

-Type：Bitcoin BTC

-Quantity: 6,000 BTC (Completed in batches of 12 months with 833 BTC in the first month)

Article 2: Transaction Price and Payment Method

2.1 Agreed Transaction Price: The agreed transaction price between the buyer and seller is 30,000/BTC, denominated in United States Dollars (USD). The price is locked for a period of 12 months. The buyer has the right and option to purchase up to 6,000 BTC from the seller within the 12-month validity period of the contract, at the locked price.

2.2 The buyer and seller agree to make payment in the following manner:

Party A will make payment in the form of cash or stocks to Party B or a third-party account designated by Party B.

Article 3: Delivery of Virtual Currency

3.1: Upon successful delivery of BTC from Party B to Party A and confirmation of accuracy by Party A, Party A shall issue the stocks to party B or a third party designated by party B.When Party A issues shares to Party B or a third party designated by Party B, the shares issued shall be subject to a lock-up for a period of 12 months upon confirmation by both parties, with the commencement date to be calculated from the date on which Party B or a third party designated by Party B holds the corresponding shares.

3.2: Party B shall ensure the safe and reliable delivery process of the virtual currency and provide relevant transaction records and certificates as proof of the transaction.

Article 4: Risks and Liabilities

4.1 From the date of completion of the transaction, the risks associated with the virtual currency shall be borne by Party A.

4.2 Party B guarantees that the virtual currency being sold is lawful and does not infringe upon any third-party legal rights. If any issues arise with the virtual currency provided by Party B, Party B shall bear the corresponding legal and compensation liabilities.

Article 5: Breach of Contract Liability

5.1 In the event that either party violates the provisions of this contract, they shall bear the corresponding breach of contract liability and compensate the other party for any losses incurred as a result.

5.2 In the event of a breach by either party, the other party shall have the right to terminate this contract and demand the breaching party to pay a penalty for the breach.The amount of corresponding breach is 10% of the total price of the BTC quantity of this contract, i.e., $18,000,000 （6000BTC*30000$/BTC*10%=18,000,000$).

Article 6: Confidentiality Clause

6.1 Both parties shall maintain strict confidentiality regarding any business, technical, financial, or other information they become aware of during the performance of this contract. Such information shall not be disclosed to any third party without the prior written consent of the other party.

6.2 Without the written consent of the other party, neither party shall disclose, divulge, or use the confidential information of the other party to any third party.

Article 7: Dispute Resolution

7.1 本合同的解释、履行和争议解决均适用美国纽约的法律。

7.1 The interpretation, performance, and resolution of disputes of this contract shall be governed by the laws of New York, United States.

7.2 In the event of any dispute arising between the two parties during the performance of this contract, they shall seek an amicable resolution through friendly negotiation. If a resolution cannot be reached through negotiation, the dispute shall be submitted to a competent court for resolution.

Article 8: Other Provisions

8.1 This contract shall come into effect and be legally binding from the date of signing or sealing by the representatives of both parties.

8.2 This contract is made in duplicate, with each party holding one copy, and both copies have equal legal effect.

Party A: WeTrade Group Inc.	Party B:
Address: 109 E 17th Street, Cheyenne WY 82001-4543.	Address:

Signature/Seal	Signature/Seal

Title: CEO	Title: Director
Date: 25th September, 2023	Date: 25th September, 2023

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